                                                                     OH&S DRAFT
                                                                        7/21/97



                                      EXECUTIVE
                                 EMPLOYMENT AGREEMENT

          EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") made as of this _____ day of ________, 1997, between United Craft Brewers, Inc., a Delaware corporation, having its principal place of business at Three Harbor Drive, Suite ____, Sausalito, California ("Company"), and Jim Bernau ("Executive").

                                 W I T N E S S E T H:

          WHEREAS, Executive possesses a detailed knowledge of the business and affairs of Company, its policies, methods, personnel and customers; and

          WHEREAS, Company recognizes Executive's importance to the growth and success of Company and desires to assure Executive's continued contribution and to compensate him in a manner which it has determined will reinforce and encourage his continued attention and dedication; and

          WHEREAS, Executive is desirous of committing himself to serve Company on the terms herein provided;

          NOW, THEREFORE, in consideration of the foregoing, and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

     1.   EMPLOYMENT.

          (a) Company hereby employs Executive to serve as President of Company, for the period commencing on the date of this Agreement and ending two
(2) years from the date of this Agreement, unless such employment is sooner terminated as provided in this Agreement. In the event Executive continues in the full-time employment of Company after the end of such term, such continued employment shall be on a month-to-month basis terminable at any time, with or without cause, by Executive or Company upon 30 days' notice.

          (b) Executive hereby accepts employment under this Agreement and agrees to devote all his best efforts and, subject to the terms of Section 3(a), his full time and attention exclusively to the business and affairs of Company, all pursuant to the general direction of the Board of Directors of Company (the "Board") and Vijay Mallya, the Chairman of the Board (the "Chairman") and Chief Executive Officer ("CEO"). During the term of this Agreement, Executive shall perform such duties and responsibilities as may be assigned to him by the Chairman and CEO which duties shall be commensurate with his title. Executive shall report directly to the Chairman. Executive understands that the Board will determine who, if anyone, will serve as Chief Operating Officer of Company, and his responsibilities, on or after the date hereof. Company shall retain full direction and control of the manner, means and methods by which Executive performs the services for which he is employed hereunder and of the place or places at which such services shall be rendered.

          (c) Executive shall observe and comply with Company's rules and regulations as provided in any employee policy manual of the Company.

     2.   COMPENSATION.

          (a) BASE SALARY. Executive shall be paid, for his employment hereunder, a base salary at the annual rate of One Hundred Twenty Five Thousand Dollars ($125,000) during the term of this Agreement, payable in substantially equal biweekly installments and prorated in any partial year of employment. Executive shall be eligible for a salary increase after the first year of the term of this Agreement, such increase, if any, to be determined by the Board and the CEO in their sole discretion.

          (b) REIMBURSEMENTS. Executive shall be entitled to reimbursement for reasonable travel and other business expenses incurred in the performance of his duties under this Agreement in accordance with the general policy of Company, as it may change from time to time, provided that Executive provide an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

          (c) WITHHOLDING. Company shall be entitled to withhold from any compensation paid or payable hereunder such amounts on account of payroll taxes, income taxes and other similar matters as are required to be withheld by applicable law.

          (d) INSURANCE. Company may, at its discretion, secure at its own expense a "key-man" life insurance policy upon the life of Executive, payable to Company in the event of Executive's death. Executive agrees that any such insurance policy shall be for Company's benefit only, and acknowledges that no person claiming by or through Executive shall have any right to the proceeds of such insurance policy. Executive agrees to execute all documents and take all acts reasonably requested by Company to secure and enjoy the benefits of such insurance policy.

          (e) VACATION. Executive shall be entitled to a number of paid vacation days in each calendar year in accordance with Company policy, but not less than fifteen (15) days per calendar year. Such paid time off shall be taken at times which do not interfere with the normal operation of Company's business.

          (f) BENEFIT PLANS. Subject to any limitations imposed by applicable law, Executive shall be eligible to participate in all Company employee benefit programs, including without limitation, medical and dental coverage, life insurance, profit sharing, retirement, pension and tax-qualified plans, in substantially the same manner and to substantially the same extent as other Company employees. Nothing in this agreement shall preclude Company or any affiliate of Company from terminating or amending any employee benefit plan or program at any time or from time to time.

          (g) BONUSES. Executive shall be entitled to periodic bonuses in amounts and on such terms as the Board may from time to time determine in its sole discretion.

          (h) OPTIONS. Executive shall be entitled to receive options to purchase shares of Company's Common Stock in accordance with the terms of the Option Agreement attached hereto as Exhibit B.

          (i) REGISTRATION RIGHTS. Executive shall be entitled to registration rights in accordance with the terms of the Registration Rights Agreement attached hereto as Exhibit C.

          (j) SUBSTITUTION OF GUARANTORS. Schedule 2(j) attached hereto identifies those obligations (the "Guaranteed Obligations") of the Constituent Corporations (as that term is defined in the Investment Agreement dated January 30, 1997, as amended, between the Constituent Corporations, Executive and United Breweries of America, Inc.) for which Executive is a guarantor. Company shall use its best efforts to arrange for the substitution of Company for Executive as guarantor under the Guaranteed Obligations; PROVIDED, HOWEVER, that Company shall have no obligation to arrange for such substitution if doing so would require the giving of any additional security or the imposition of any costs on Company or any of the Constituent Corporations. If Company is unable to obtain, or for one of the reasons noted above chooses not to obtain, the release of Executive and substitution of Company as guarantor under the Guaranteed Obligations, then, except as provided below, Company shall indemnify and reimburse Executive for any and all costs or losses arising from Executive's obligations as guarantor and shall provide security to Executive in assets of the Company or the Constituent Corporations having an aggregate value of 140% of the amount of the obligations underlying any such remaining guaranty. Such security shall be subordinated as required by creditors of the Company or the Constituent Corporations. The Company shall not be obligated to indemnify, reimburse or provide security to Executive, however, for any costs or losses resulting from the negligence of Executive or the failure of Executive to timely notify Company of a claim against any guarantee or to properly and diligently defend against any such claim.

          (k) RELOCATION. If during the term of this Agreement the Board of Directors requires Executive to relocate to the San Francisco, California area for purposes of Executive's employment with Company, Executive shall be entitled to a one-time relocation fee of Fifty Thousand Dollars ($50,000). Executive shall not be entitled to reimbursement of costs or any other payments relating to the relocation. Executive's office shall be at the Company's principal place of business; however, Executive understands that significant travel may be required to carry out the requirements of his position.

          (l) BENEFITS RETAINED BY COMPANY. All rights, assets, opportunities, and other benefits accruing as a result of Executive's performance hereunder shall be deemed the property of Company, including without limitation, accounts, leads, reciprocal actions promised by third parties, and gratuities from vendors, prospective vendors, business associates, and prospective business associates.

     3.   EXECUTIVE'S BUSINESS ACTIVITIES.

          (a) Executive shall devote his entire professional time, attention and energy exclusively to the performance of his duties and responsibilities for Company; provided, however, that Executive may spend up to 20 hours per month in providing services to Willamette Valley Vineyards. Other than as set forth in the preceding sentence, Executive shall not, directly or indirectly, (i) substantially be engaged in or concerned with any other commercial duties or pursuits, (ii) render services to any third party for compensation or other benefit, or (iii) engage in any other business activity.

          (b) Executive agrees that during the term of his employment under this Agreement, he will engage in no business or other activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of Company without obtaining the prior written consent of Company.

     4.   TERMINATION OF EMPLOYMENT BY COMPANY.

          (a) FOR CAUSE. Notwithstanding anything herein to the contrary, Company may terminate this Agreement and Executive's employment hereunder at any time, with or without notice, for cause. Termination of this Agreement and Executive's employment hereunder shall be deemed to be "for cause" in the event that Executive (i) violates any provision of this Agreement, (ii) willfully fails or refuses to comply with the reasonable and lawful policies, standards or regulations established from time to time by the Company and Executive's failure to correct any such failure or refusal within thirty (30) days following notice from the Company specifying the nature of such failure or refusal, (iii) violates any laws or regulations, including, without limitation, any rules or regulations of the Bureau of Alcohol, Tobacco and Firearms or any state or local beverage control authority or agency other than immaterial violations which are not likely to adversely affect the Company, or (iv) engages in criminal conduct or engages in conduct with respect to the Company that is dishonest, fraudulent or materially detrimental to the reputation, character or standing of the Company. Upon said termination, Company shall be under no obligation to Executive, except to pay his accrued and unpaid base salary through the date of termination and vacation pay to the date of said termination. Company may, at its option, elect to continue to pay Executive his base salary for one year after said termination, in which event Executive agrees to comply with the noncompetition requirements of Section 5(a) below. If, at any point during such one year period, Executive breaches the noncompetition requirements of Section 5(a), Company may immediately terminate making such payments with no further obligation to Executive.

          (b) WITHOUT CAUSE. Company may terminate this Agreement and Executive's employment hereunder at any time, with or without notice, without cause. If such event occurs during the term of this Agreement, Executive may, at his option, either (i) agree to comply with the noncompetition requirements of Section 5(a) below, in which case

Company shall continue to pay Executive his base salary for one year after said termination, or (ii) decide not to comply with the non-competition requirements of Section 5(a) below, in which case Executive shall receive only his accrued and unpaid base salary through the date of termination and vacation pay to the date of said termination. In either case, Executive shall be required to notify Company in writing of his election within fifteen (15) days of his termination by the Company without cause. If Executive fails to notify Company of his election within the five day period provided above, Executive shall be deemed to have opted not to comply as set forth in subparagraph (ii) above.

     5.   NON-COMPETITION.

          (a) REQUIREMENTS. During the Covenant Period, as defined below, Executive shall not:

               (i) Whether or not for compensation, directly or indirectly engage in the Craft Brewing Business, as defined below, or any part thereof, in the Covenant Area, as defined below, or participate in or encourage or assist any other person in such person's conduct of the Craft Brewing Business, or any part thereof, in the Covenant Area, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise; or

               (ii) Hold a legal or beneficial interest in any person other than Company which is engaged in the Craft Brewing Business or any part thereof in the Covenant Area, whether such interest is as an owner, investor, partner, creditor (other than as a trade creditor in the ordinary course of business), joint venturer or otherwise; PROVIDED, HOWEVER, that nothing in the foregoing shall prevent the Employee from owning not more than five percent of the outstanding capital stock or other equity interests in any person with shares or other equity interests registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

               (iii) Solicit, divert or attempt to divert from Company, any subsidiary, partner or parent of Company or any person deriving title to the goodwill of any of the foregoing (an "Affiliate") any business in the Covenant Area, or any customer in the Covenant Area, of any part of the Craft Brewing Business then conducted by Company or any Affiliate.

          (b) DEFINITIONS. For purposes of this Agreement, "Covenant Period" shall mean the term of Executive's employment hereunder and, to the extent the provisions of this Section 5 have been activated under Section 4, a period of twelve (12) months from and after termination of his employment. For purposes of this Agreement, "Covenant Area" shall mean the California counties of San Francisco, Marin, Sonoma, Mendocino, Humboldt, Orange, Los Angeles and Alameda, together with any other county or portion of California or any other state or country in which Company, its predecessors and subsidiaries have done business in the past three (3) years. For purposes of this Agreement, "Craft Brewing Business" shall mean the development, brewing, marketing or distribution of premium quality specialty beers, ciders or other brewed alcoholic beverages. Categories of Craft

Brewing include, but are not limited to: contract brews, regional craft brews, microbrews, large brewer craft-style brews, and brewpub brews.

     6. DISABILITY. In the event Executive shall become unable to perform his duties in substantially the manner, and to the extent required hereunder, due to physical or mental illness or disability, from any cause, and such failure to perform said duties shall continue for the period of time required for Executive to be entitled to benefits available under any long term disability plan that the Company provides to its employees, then Company may give Executive notice of termination of this Agreement. The termination of this Agreement will become effective on the thirtieth day following receipt by Executive of the notice of termination, provided that Executive shall not have returned to the full time performance of his duties within thirty days of the receipt of said notice. Executive's salary payable hereunder shall be paid up through the end of the month in which the termination of this Agreement pursuant to this Section 6 becomes effective.

     7. DEATH OF EXECUTIVE. In the event of the death of Executive during the period of his employment hereunder, Executive's salary payable hereunder shall be paid up through the end of the month in which the date of death occurs and thereafter (except with respect to bonuses) Company's obligations hereunder shall cease and this Agreement shall terminate. If Executive's death occurs on or after the first day of the seventh month in a given bonus year, Executive shall be entitled to a pro rata (based on the number of days in the year prior to his death) portion of any bonus to which he would have been entitled had he survived for the entire year. Executive's heirs or personal representatives shall perform Executive's obligations under the Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") between Company and Executive, dated as of the date hereof, to be executed by Executive and attached hereto as Exhibit A, to return the materials therein described to Company upon Company's request.

     8.   ASSIGNMENT AND TRANSFER.

          (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer, or delegation thereof shall be void.

          (b) This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

     9. OBLIGATIONS SURVIVING EXPIRATION OR TERMINATION. Executive's obligations hereunder and under the Confidential Information Agreement shall survive expiration or termination of this Agreement and termination of employment hereunder for any reason with respect to Inventions (as defined in the Confidential Information Agreement) conceived, developed or created and Confidential Information (as defined in the Confidential Information Agreement) acquired by or disclosed to Executive during Executive's employment with Company. Executive's obligations under Section 4, Section 5, Section 12 and
Section 14(k) of this Agreement shall survive expiration or termination of this Agreement and termination of employment hereunder for any reason to the extent therein provided. All such obligations shall be binding upon Executive's heirs and personal representatives and shall inure to the benefit of Company's successors and assigns.

     10. NO INCONSISTENT OBLIGATIONS. Executive represents and warrants that there exist no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with Company. Executive will not disclose to Company, or use, or induce Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he has returned all property and confidential information belonging to all prior employers.

     11. OBLIGATIONS OF OR TO OTHER ENTITIES; INDEMNIFICATION. Executive represents and warrants that (i) except with respect to Willamette Valley Vineyards, Inc., there exist no obligations or liabilities of or claims against, and that Executive has no obligation of any kind to, any corporation, partnership or other business entity, of which Executive is or was a principal shareholder, partner or principal owner, other than those that have been disclosed in writing to Company, and (ii) that all prior employment agreements between Executive and any of the Constituent Corporations have been terminated.

     12. NON-SOLICITATION. For a period of one year from and after the termination of his employment hereunder for any reason, Executive shall not, without the prior written consent of Company, directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any full-time employee of the Company or its affiliates during the period of such employee's employment by Company or its affiliates. Neither shall Executive, during the same period, induce or attempt to induce any officer, consultant, full-time or part-time employee, agent, or independent contractor to leave the employ of Company or its affiliates or to cease to provide the services then provided to Company or its affiliates. Additionally, Executive shall not employ any full-time employee until at least three months after such employee's voluntary, or involuntary but without cause, termination from Company or its affiliates.

     13. CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS. The obligations of Company under this Agreement shall be subject to the execution and delivery by Executive of the Confidential Information Agreement attached hereto as Exhibit A.

     14.  MISCELLANEOUS.

          (a) ATTORNEYS' FEES. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation or arbitration to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys fees and costs in such litigation from the party or parties against whom enforcement was sought.

          (b) GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of California without regard to the principles thereof regarding conflict of laws.

          (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.

          (d) AMENDMENT. This Agreement may be amended only by a writing signed by Executive and a duly authorized representative of the Company.

          (e) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

          (f) CONSTRUCTION. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against Company or Executive.

          (g) RIGHTS CUMULATIVE. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

          (h) NONWAIVER. No failure or neglect of either party hereto to any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of Company, by Company's Chairman.

          (i) REMEDY FOR BREACH. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief available to Company under this Agreement or under law.

          (j) NOTICES. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when delivered personally, by facsimile or sent by certified or registered mail, with postage prepaid, to Executive's residence (as noted in Company's records), or to Company's principle executive office, as the case may be.


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

          (k) ASSISTANCE IN LITIGATION. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to Company as may reasonably be required by Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. If such assistance occurs after termination of Executive's employment, the Company shall pay Executive reasonable compensation if such assistance exceeds 20 hours.

          (l) ARBITRATION. Any controversy, claim or dispute arising out of or relating to this Agreement or to Executive's employment with the Company, including claims for discrimination, unpaid wages, claims based on common law or statute, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration. Arbitration shall be conducted in accordance with the then prevailing labor arbitration rules of the American Arbitration Association, with the following exceptions if in conflict:
(a) one arbitrator may be agreed upon, otherwise there shall be three arbitrators, one named in writing by each party within 20 days after demand for arbitration is given, and a third chosen by the two appointed. Should either party refuse or neglect to appoint said arbitrator or to furnish the arbitrators with any papers or information demanded, he, she or they are empowered by both parties to proceed ex parte. If there be one arbitrator his or her decision shall be binding; if there be three arbitrators the decision of any two shall be binding; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration Association's rules and regulations) of the proceedings has been given to such party. The location of the arbitration shall be in San Francisco, California. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company or Executive from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator(s)), and the determination thereof, unless otherwise required by law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth below.


EXECUTIVE


---------------------------------
Jim Bernau


UNITED CRAFT BREWERS, INC.

By:
     ----------------------------
     Name:     Vijay Mallya
     Title:    Chairman and Chief
               Executive Officer

                                      EXHIBIT A

             EMPLOYEE CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

                                 UNITED CRAFT BREWERS

                             CONFIDENTIAL INFORMATION AND
                            INVENTION ASSIGNMENT AGREEMENT

     This CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is made as of this ____ day of _________, 1997, between United Craft Brewers, Inc., a Delaware corporation (the "Company"), and Jim Bernau, the undersigned individual.

     In consideration of my employment with the Company, the receipt of confidential information while associated with the Company, and other good and valuable consideration, I, the undersigned individual, agree that:

          1.   CONFIDENTIAL INFORMATION.

               (a) EXISTENCE OF CONFIDENTIAL INFORMATION. The Company owns and has developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement collectively as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to me, but also information developed or learned by me during the course of my employment with the Company. Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company. By example and without limitation, Confidential Information includes any and all information concerning trade secrets, techniques, processes, formulas, computer programs, innovations, discoveries, improvements, research, development, test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics, and agreements.

               (b) PROTECTION OF CONFIDENTIAL INFORMATION. I will not, directly or indirectly, use, make available, sell, disclose, or otherwise communicate to any third party, other than in my assigned duties and for the benefit of the Company, any of the Company's Confidential Information, either during or after my employment with the Company. In the event I desire to publish the results of my work for the Company through literature or speeches, I will submit such literature or speeches to the Chairman and CEO at least 30 days before dissemination of such information for a determination of whether such disclosure may destroy trade secret status or be highly prejudicial to the interests of the Company or whether disclosure may constitute an invasion of its privacy. I agree not to publish, disclose, or otherwise disseminate such information without the prior written approval of the CEO. I acknowledge that I am aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets. Whenever the approval, designation, specification, or other act of the CEO is required under this Agreement, the CEO may, by written designation, authorize an agent of the Company to perform such act.

               (c) DELIVERY OF CONFIDENTIAL INFORMATION. Upon request or when my employment with the Company terminates, I will immediately deliver to the Company all copies of any and all materials belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

               (d) SECRET INFORMATION BELONGING TO OTHERS. I represent that my employment with the Company does not and will not breach any agreements with or duties to a former employer or any other third party to keep secret confidential information belonging to others or to assign Inventions (as defined below) to them. I will not disclose to the Company or use in its behalf any confidential information belonging to others.

          2.   INVENTIONS.

               (a) ASSIGNMENT OF INVENTIONS. I hereby assign any present or future rights I may have in any invention, improvement, discovery, idea, process, writing, or computer program (referred to in this Agreement collectively as "Inventions") made or conceived by me solely or jointly with others which: (a) is developed in whole or in part on Company time or with the use of the Company's equipment, supplies, materials, facilities, or Confidential Information; (b) is suggested by or results from any task assigned to me or work performed by me for or on behalf of the Company; or (c) relates in any manner to the Company's business, or the Company's actual or anticipated research or development.

               (b) DISCLOSURE TO COMPANY. I will at all times, even after my employment terminates, promptly advise the Company of any Inventions I have made or conceived, either jointly or on my own, wholly or in part during my term of employment. The Company will hold such disclosures in confidence unless the Invention disclosed is transferred to the Company pursuant to Paragraph 2(a) of this Agreement.

               (c) PRIOR INVENTIONS. Except as listed in Exhibit 1 to this Agreement, I presently have no right, title or interest in any Inventions. I agree that any Invention not so indicated by me in Exhibit 1 at this time is subject to the provisions of Paragraph 2(a) of this Agreement.

               (d) EXCLUSIONS OF CERTAIN INVENTIONS. As provided in California Labor Code Section 2870, the provisions of Paragraph 2(a) of this Agreement do not apply to any Invention: (a) developed entirely on my own time; (b) developed without the use of the Company's equipment, supplies, facilities, or Confidential Information; (c) which in no way relates to the Company's business, or actual or anticipated research or development; and (d) which does not result from any work performed by me for the Company. I understand that I bear the full burden of proving to the Company that an Invention qualifies fully under
Section 2870. By signing this Agreement, I acknowledge receipt of a copy of this Agreement and of written notification of the provisions of Section 2870, a copy of which is attached to this Agreement as Exhibit 2.

               (e) ASSISTANCE TO COMPANY. I will at all times during and after my employment with the Company do whatever the Company requests of me to assign any Inventions to the Company or to assist the Company in filing patent applications or otherwise gaining or securing title, right to use, copyrights, patents or the like for any Inventions described in Paragraph 2(a) of this Agreement.

          3. PRIOR COMMITMENTS. I have no other agreements, relationships or commitments to any other person or entity which conflict with my obligations to the Company under this Agreement.

          4. INJUNCTIVE RELIEF. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I also understand that other action may be taken and remedies enforced against me.

          5. MODIFICATION. No modification of this Agreement shall be valid unless made in writing and signed by both parties.

          6. BINDING EFFECT. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

          7. GOVERNING LAW. This Agreement shall be interpreted under the laws of California without regard to the principles thereof regarding conflict of laws.

          8. ENTIRE UNDERSTANDING. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of the Agreement, superseding all prior or contemporaneous agreements and understandings (whether oral or written) between the parties with respect to the subject matter.

          9. NOT EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement. I understand that the Company may terminate my association or employment with it at any time, with or without cause, subject to any rights under a separate written employment agreement.

          10. CONSTRUCTION. The headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute part of and shall not be used to interpret this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or me.

          11. ATTORNEYS' FEES. Should either I or the Company, or any heir, personal representative, successor or assign of either party, resort to litigation or arbitration to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

          12. SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

          13. RIGHTS CUMULATIVE. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either the Company or me (or by that party's successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive that Party's right to exercise any or all other rights and remedies.

          14. NONWAIVER. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either myself, if I am seeking to waive any of my rights under this Agreement, or by an officer of the Company (other than me) or some other person duly authorized by the Company.

          15. NOTICES. Any notice, request, consent, or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered or sent by regular mail, with postage prepaid, to my residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

          16. ARBITRATION. Any controversy, claim or dispute arising out of or relating to this Agreement, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration. Arbitration shall be conducted in accordance with the then prevailing labor arbitration rules of the American Arbitration Association, with the following exceptions if in conflict: (a) one arbitrator may be agreed upon, otherwise there shall be three arbitrators, one named in writing by each party within 20 days after demand for arbitration is given, and a third chosen by the two appointed. Should either party refuse or neglect to appoint said arbitrator or to furnish the arbitrators with any papers or information demanded, he, she or they are empowered by both parties to proceed ex parte. If there be one arbitrator his or her decision shall be binding; if there be three arbitrators the decision of any two shall be binding; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration Association's rules and regulations) of the proceedings has been given to such party. The location of the arbitration shall be in San Francisco, California. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company or Executive from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator(s)), and the determination thereof, unless otherwise required by law.



                                        ---------------------------------------
                                                     Jim Bernau


                                        UNITED CRAFT BREWERS, INC.

Dated:  _______ ___, 1997               By:
                                             ----------------------------------
                                               Name:   Vijay Mallya
                                               Title:  Chairman and Chief
                                                       Executive Officer

                        Exhibit 1 to Confidential Information
                         and invention assignment agreement
                        -------------------------------------

     I represent that I have indicated in this Exhibit all Inventions (as defined in the Agreement) in which I own or have owned any right or interest prior to my employment with the Company. I agree that any present or future Inventions not listed in this Exhibit are subject to assignment under Paragraph 2(a) of the attached Confidential Information and Invention Assignment Agreement.

          Brief Description of               Rights, Title or Interest
               Inventions                        and Date Acquired
          --------------------               -------------------------
                  None

                        Exhibit 2 to Confidential Information
                          and invention assignment agreement
                        -------------------------------------

CALIFORNIA LABOR CODE SECTION 2870

          (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                      EXHIBIT B

                                   OPTION AGREEMENT

                                                                     OH&S DRAFT
                                                                        7/21/97



                              UNITED CRAFT BREWERS, INC.
                             STOCK OPTION AND AWARD PLAN
                      NONQUALIFIED STOCK OPTION AWARD AGREEMENT


          1. GRANT OF OPTION. United Craft Brewers, Inc. (the "Company") hereby grants to Jim Bernau (the "Participant") under the United Craft Brewers, Inc. Stock Option and Award Plan (the "Plan"), as a separate incentive in connection with his or her employment or service with the Company or a Subsidiary and not in lieu of any fees or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of
     [4% on a Fully-Diluted Basis] shares of authorized but unissued or treasury shares of the Company's common stock, $0.001 par value ("Shares"), at the purchase price set forth in Paragraph 2 of this Agreement as of _____________, the effective date of this Agreement (the "Grant Date"). The option granted hereby is not intended to be an incentive stock option (within the meaning of section 422 of the Internal Revenue Code of 1986, as amended).

          2. OPTION PRICE. The purchase price per Share for this option (the "Option Price") shall be $5.25, which is one hundred percent (100%) of the Fair Market Value per Share as reflected in the Investment Agreement dated January 30, 1997, as amended, with United Brewers of America, Inc.

          3. NUMBER OF SHARES. The number and class of Shares specified in Paragraph 1 of this Agreement, and/or the Option Price, are subject to appropriate adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination or other change in the corporate structure of the Company affecting the Shares; provided, however, that the number of Shares subject to this option shall always be a whole number. Subject to any required action of the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation, this option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the option would have been entitled.

          4. VESTING SCHEDULE. The right to exercise this option shall accrue as to twenty-five percent (25%) of the Shares subject thereto on the Grant Date, and as to an additional twenty-five percent (25%) on each succeeding anniversary date of the Grant Date, until the right to exercise the option shall have accrued with respect to one hundred percent (100%) of the Shares subject thereto. Notwithstanding the previous sentence, the right to exercise this option shall accrue as to 100% of the Shares subject thereto if the Company terminates the Participant's Employment Agreement dated as of _______, ___, 1997 without cause pursuant to Section 4(b) of such Agreement.

          5. EXPIRATION OF OPTION. In the event of the Participant's Termination of Service for any reason other than death, the Participant may, within five (5) years after the date of the Termination, or within ten (10) years from the Grant Date, whichever shall first occur, exercise any vested but unexercised portion of this option.

          6. DEATH OF THE PARTICIPANT. In the event that the Participant dies while in the employ or service of the Company or a Subsidiary, or during the five (5) year period referred to in Paragraph 5 of this Agreement, the Participant's designated beneficiary or beneficiaries, or if no beneficiary survives the Participant, the administrator or executor of the Participant's estate, may, within one (1) year after the date of the Participant's death, exercise any vested but unexercised portion of this option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

          7. PERSONS ELIGIBLE TO EXERCISE. This option shall be exercisable during the Participant's lifetime only by the Participant. This option is not transferable, except that the Participant may transfer this option (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution.

          8. EXERCISE OF OPTION. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Option Price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and
(b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. The Option Price shall be payable in the legal tender of the United States or, in the discretion of the Committee, in Shares or in a combination of such legal tender or Shares.

          9. SUSPENSION OF EXERCISABILITY. If at any time the Committee shall determine, in its discretion, that (a) the listing, registration or qualification of the Shares upon any securities exchange or under any domestic or foreign law, or (b) the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall make reasonable efforts to meet the requirements of any such domestic or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority.

          10. NO EFFECT ON EMPLOYMENT OR SERVICE. Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment or service at any time, with or without cause.

          11. WITHHOLDING. Whenever Shares are to be issued to the Participant (or any transferee) in satisfaction of the rights conferred hereby, the Company shall have the right to require the Participant (or transferee) to remit to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

          12. ADDRESSES FOR NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at One Harbor Drive, Suite 102, Sausalito, California 94965, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath the Participant's signature hereto, or at such other address as the Participant may hereafter designate in writing.

          13. OPTION IS NOT TRANSFERABLE. Except as otherwise provided herein, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

          14. MAXIMUM TERM OF OPTION. Notwithstanding any contrary provision of this Agreement, this option is not exercisable after the expiration of ten
(10) years from the Grant Date.

          15. BINDING AGREEMENT. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          16. PLAN GOVERNS. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

          17. COMMITTEE AUTHORITY. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in such connection shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

          18. CAPTIONS. The captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

          19. AGREEMENT SEVERABLE. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, effective as of the Grant Date.


                                        UNITED CRAFT BREWERS, INC.



                                        By
                                           ------------------------------------
                                           Title: Chairman and Chief
                                                  Executive Officer



-----------------------------------
Participant Signature


    Jim Bernau
-----------------------------------

-----------------------------------
Address


-----------------------------------
Social Security Number

                                      EXHIBIT C

                            REGISTRATION RIGHTS AGREEMENT

                            REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ____________, 1997, by and among United Craft Brewers, Inc., a Delaware corporation (the "Company"), United Breweries of America, Inc. ("Purchaser"), and James W. Bernau ("Bernau").

         WHEREAS, Purchaser and Bernau are parties to the Investment Agreement, dated January 30, 1997 (the "Investment Agreement"), pursuant to which Nor'Wester Brewing Company, Inc., North Country Joint Venture, LLC, Willamette Valley, Inc. Microbreweries Across America ("WVI") and each of the subsidiaries of WVI specified in the Investment Agreement agreed to consolidate so that each of such companies became a wholly owned subsidiary of the Company;

         WHEREAS, pursuant to the Investment Agreement, the Company desires to issue and sell to Purchaser shares of its Common Stock (the "Purchase Shares");

         WHEREAS, pursuant to the Investment Agreement, the Company desires to issue shares of its equity securities to Purchaser upon any conversion of the Bridge Loans (the "Bridge Loan Shares");

         WHEREAS, Purchaser desires, upon the terms and conditions provided in the Investment Agreement, to purchase the Purchase Shares from the Company and to have the Bridge Loan Shares issued to it by the Company;

         WHEREAS, pursuant to the Investment Agreement, Bernau has agreed to transfer to Purchaser certain shares of the Company's Common Stock (the "Transfer Shares" and, together with the Purchase Shares and the Bridge Loan Shares, the "Shares");

         WHEREAS, after the Consolidation and the transfer of the Transfer Shares, Bernau will own ________________ shares of the Company's Common Stock (the "Bernau Shares"); and

         WHEREAS, the Investment Agreement requires that certain registration rights be granted to Purchaser with respect to the Shares and the Executive Employment Agreement dated as of the date hereof with Bernau requires that certain registration rights be granted to Bernau with respect to the Bernau Shares.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1.      CERTAIN DEFINED TERMS.  For purposes of this Agreement:

                 (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                 (b) The term "Registrable Securities" means: (i) as to the Purchaser, any Shares issued or transferred on or after the date hereof to Purchaser pursuant to the Investment Agreement, any other shares of the Company's Common Stock held or acquired by Purchaser (or its permitted assigns) on or after the date hereof and any securities issued or issuable to Purchaser (or its permitted assigns) in respect of any Registrable Securities by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; and (ii) as to Bernau, fifty percent (50%) of the Bernau Shares and any securities issued or issuable to Bernau in respect of any Registrable Securities by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular Registrable Securities, such securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) if the holder of the Registrable Securities holds less than seven and one-half percent (7 1/2%) of the outstanding Common Stock of the Company, such Registrable Securities are not eligible for resale without restriction (including legending) under Rule 144(k) of the Securities Act;

                 (c) The term "Securities Act" means the Securities Act of 1933, as amended, and any successor statute;

                 (d) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute;

                 (e) The term "SEC" means the Securities and Exchange Commission; and

                 (f) The term "Person" means a corporation, an association, a limited liability company, a partnership, an organization, a business, an individual, a government or a subdivision thereof, or a governmental agency or authority.

         2. SHELF REGISTRATION. Upon receipt of a written request from Purchaser, the Company shall file with the SEC a registration statement under the Securities Act on Form S-1 or S-3 with respect to the Registrable Securities. The Company shall use its best efforts to cause such registration statement to become effective at the earliest practicable date following the filing thereof and, subject to the following, to remain continuously effective for a period of two years from and after the effective date of such registration statement. During the period that such registration statement is effective, it shall be available for use by Purchaser only for a period of 30 days following a filing by the Company of (i) a quarterly report on Form 10-Q or (ii) an annual report on Form 10-K. Notwithstanding the foregoing, the Company may suspend the effectiveness of such registration statement from time to time at any time upon the good faith determination of the Company's board of directors that such action is desirable in connection with any proposed acquisition, transaction or other matters. If the Company so elects to suspend the effectiveness of any registration statement, the obligation of the Company to maintain the effectiveness of such registration statement shall be reinstated at the conclusion of such suspension and shall be extended such that the period during which the registration statement is actually effective totals not less than two years.

         3.1.    DEMAND REGISTRATION.

                 (a) Upon receipt of a written request from Purchaser to register under the Securities Act (whether for purposes of a public offering, an exchange offer or otherwise) all or part of the Registrable Securities held by Purchaser, the Company shall as expeditiously as reasonably possible (but in any event not later than sixty (60) days after receipt of such request) prepare and file, and use its best efforts to cause to become effective as soon thereafter as practicable, a registration statement under the Securities Act to effect the offering of such Registrable Securities in the manner specified in such request.

                 (b) Purchaser shall be entitled to select and retain one or more investment bankers or managers reasonably acceptable to the Company in connection with any underwritten offerings made pursuant to this Section 3.1.

                 (c)    Subject to the terms and conditions set forth in
Section 3.2 below, Purchaser may request the Company to register Registrable Securities under the Securities Act pursuant to this Section 3.1 at any time and from time to time; PROVIDED, HOWEVER, that Purchaser may not request the Company to register Registrable Securities pursuant to this Section 3.1 more than once in any 365-day period.

         3.2.    TERMS AND CONDITIONS OF DEMAND REGISTRATION.
Notwithstanding anything to the contrary contained in this Agreement, the registration rights granted to Purchaser in Section 3.1 above are expressly subject to the following terms and conditions:

                 (a) Purchaser shall only be entitled to three (3) requests to register Registrable Securities under the terms of Section 3.1. For purposes of this provision, a "request" shall be deemed to have occurred only upon completion of a requested registration and the subsequent sale of Registrable Securities under that registration.

                 (b) In no event shall the number of Registrable Securities to be offered under a registration statement prepared and filed pursuant to
Section 3.1 constitute less than five percent (5%) of the then outstanding shares of common stock of the Company.

                 (c) The Company shall be entitled to defer for a reasonable period of time, but not in excess of ninety (90) days, the filing of any registration statement otherwise required to be prepared and filed by it under Section 3.1 above if the Company notifies Purchaser within five (5) business days after Purchaser requested the registration that the Company (i) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account (other than a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration statement which is not appropriate for the registration of Registrable Securities) and the Board of Directors of the Company determines in good faith that such offering would be materially adversely affected by the registration requested by Purchaser or (ii) would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgement of the Board of Directors of the Company, such disclosure might adversely affect any material business transaction or negotiation in which the Company is then engaged. The foregoing notwithstanding, the Company shall not be entitled to defer the filing of any registration statement under this Section 3.2(c) more than once in any twelve
(12) month period. If the Company elects to defer the filing of a registration statement pursuant to this Section 3.2(c), Purchaser may withdraw its request, in writing, during the time of such deferral and such request shall not be counted toward the limit on requests set forth in Section 3.2(a).

                 (d)    Purchaser shall not exercise its rights pursuant to
Section 3.1 during the 60-day period immediately following the effective date of any registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in respect of an offering or sale of securities of the Company for its own account.

         4.1. PIGGYBACK REGISTRATION. If at any time or from time to time the Company shall propose to register any of its Common Stock for public sale under the Securities Act, the Company shall, at such time, promptly give Purchaser and Bernau written notice of such registration. Upon the written request of Purchaser or Bernau given within 20 days after the mailing of such notice by the Company, the Company shall, subject to the provisions of this Agreement (including, without limitation, Section 4.2 below), cause to be registered under the Securities Act any and all Registrable Securities as Purchaser or Bernau shall request; PROVIDED, HOWEVER, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Purchaser or Bernau, abandon the proposed offering; and PROVIDED, FURTHER, that Purchaser and Bernau shall be entitled to withdraw any or all Registrable Securities included in a registration statement pursuant to this Section 4.1 at any time prior to the date on which the registration statement with respect to such Registrable Securities is declared effective by the SEC. The Company shall be entitled to select the investment bankers and/or managers, if any, to be retained in connection with any registration referred to in this Section 4.1, provided such investment bankers and/or managers are reasonably acceptable to Purchaser and Bernau.

         4.2. UNDERWRITING REQUIREMENTS IN PIGGYBACK REGISTRATIONS. In connection with any offering involving an underwriting covered by Section 4.1 hereof:

                 (a) The Company shall not be required to include any of Purchaser's or Bernau's Registrable Securities in such underwriting unless Purchaser and Bernau, respectively, accept the terms of the underwriting agreement between the Company and the underwriters selected by it (an "Underwriting Agreement"), and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities (including Registrable Securities) requested by Purchaser and Bernau to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine is compatible with the success of the offering, then the Company shall be obligated to include in the offering only that number of such securities (including Registrable Securities) which the underwriters determine will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among Purchaser and Bernau according to the total amount of securities owned by Purchaser and Bernau and the number of Registrable Securities requested by Purchaser or Bernau pursuant hereto to be sold in such offering shall be reduced prior to any reduction in the number of securities requested to be sold by the Company).

                 (b) The Company shall not be obligated to include any Registrable Securities in any registration by the Company of any of its Common Stock in connection with any merger, acquisition, exchange offer or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reinvestment plan or stock option or other director or employee incentive or benefit plan.

                 (c) The Company shall use all commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a registration pursuant to Section 4.1 above to be included on the same terms and conditions as any similar securities included therein.

                 (d) No Registrable Securities excluded from the underwriting by reason of this Section 4.2 shall be included in the Registration Statement.

                 (e) In the event that some, but less than all, of Purchaser's or Bernau's Registrable Securities are included in an offering contemplated by a registration statement pursuant to Section 4.1 above, Purchaser and Bernau shall, at the Company's or underwriters' request, execute a "lockup" letter, in customary form, setting forth the agreement of Purchaser and Bernau, respectively, not to offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Registrable Securities not included in the offering for a period of 90 days from the date such offering commences.

         5. PURCHASER'S RIGHT OF FIRST REFUSAL. (a) If Bernau shall request the registration of any Registrable Securities pursuant to Section 4.1 above, Purchaser shall have the right, upon the delivery of written notice to Bernau at any time prior to the date on which the applicable Underwriting Agreement is entered into by the Company and the underwriters, to purchase all or any part of such Registrable Securities from Bernau at the price to be paid by the underwriters for Registrable Securities under the applicable Underwriting Agreement. The purchase of the Registrable Securities by Purchaser shall occur simultaneously with the closing of the purchases provided for in the Underwriting Agreement and Purchaser's obligation to purchase the Registrable Securities shall be subject to the same terms and conditions as the underwriters' obligations to purchase securities under the Underwriting Agreement.

         (b) If Bernau proposes to sell any Registrable Securities owned by Bernau, other than pursuant to Section 4.1 above or Section 5.2(c) below, upon receipt by Bernau of an acquisition proposal from a bona fide creditworthy purchaser that is subject only to customary closing conditions, which Bernau desires to accept (an "Acquisition Proposal"), Bernau shall offer (the "Offer"), by written notice to Purchaser, to sell the Registrable Securities referred to in the Acquisition Proposal for the price and on the terms set forth in the Acquisition Proposal. The Offer shall be delivered to Purchaser and shall state
(i) the number of Registrable Securities to be sold pursuant to the Acquisition Proposal, the consideration to be paid therefor, the price to be paid for the Registrable Securities and the closing date under the Acquisition Proposal and
(ii) contain a true and complete copy of the Acquisition Proposal. If the consideration to be paid for the Registrable Securities referred to in the Acquisition Proposal is other than cash, then for purposes of this section only, the price per share for such Registrable Securities shall be determined by the volume weighted average closing sale price of the Company's Common Stock as reported by The Nasdaq Stock Market for the 20 business days preceding the Offer (the "Volume Weighted Market Price"). Within 20 days from the receipt of the Offer, Purchaser may elect to purchase from Bernau, at the price and on the terms specified in the Acquisition Proposal, any or all of the Registrable Securities offered in the Offer, by providing written notice to Bernau prior to the expiration of the 20-day exercise period. Bernau shall be free to transfer any of the Registrable Securities referred to in the Acquisition Proposal, which Purchaser has elected not to purchase pursuant to this section, for a period of 30 days following the expiration of the 20-day exercise period but only on the terms set forth in the Acquisition Proposal.

         (c) If Bernau proposes to sell any Registrable Securities owned by Bernau under Rule 144 promulgated under the Securities Act (except Rule 144(k)), Bernau shall first offer (the "Rule 144 Offer"), by written notice to Purchaser, to sell for cash the Registrable Securities referred to in the Rule 144 Offer at the Volume Weighted Market Price (based on the 20 business days preceding the Rule 144 Offer). Within 20 days from receipt of the Rule 144 Offer, Purchaser may elect to purchase from Bernau any or all of the Registrable Securities offered in the Rule 144 Offer, by providing written notice to Bernau prior to the expiration of the 20-day exercise period. Bernau shall be free to transfer any of the Registrable Securities referred in the Rule 144 Offer, which Purchaser has elected not to purchase pursuant to this section, for a period of 30 days following the expiration of the 20-day exercise period, but only pursuant to Rule 144 (except Rule 144(k)).

         6. FAVORED STATUS/CONFLICTING RIGHTS. Except as herein provided, the Company shall not provide registration rights to any other party that, taken as a whole, are more favorable than those provided to Purchaser hereunder without also offering to Purchaser such more favorable rights. The Company shall give Purchaser notice, within 15 days after the execution of any such agreement, of any agreement between the Company and a third party that triggers a right of Purchaser to invoke the favored status provisions of this Section 6. In the event that any rights of Purchaser under this Agreement conflict with or diminish any rights granted to a third party under another agreement with the Company, Purchaser's rights under this Agreement shall be deemed superior to, and shall take precedence over, the rights of any such third party. The Company covenants and agrees that in the event it grants registration rights to any third party or parties, the instrument or instruments granting such rights shall contain a provision referencing this Agreement and the precedence and superiority of Purchaser's registration rights as against the registration rights of such third party.

         7.1. COVENANTS OF THE COMPANY. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep Purchaser advised in writing as to the initiation of each registration and as to the completion thereof. Whenever Purchaser has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will at its expense and as expeditiously as possible:

                 (a) Prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days, or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn at the request of Purchaser (except for any registration statement referred to in Section 2, which shall be kept effective in accordance with the terms thereof); and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                 (b) Furnish to Purchaser and to each managing underwriter, if any, (i) at least two (2) business days prior to filing with the SEC, any registration statement covering any Registrable Securities, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of Purchaser and such underwriter, and, with respect to a registration statement prepared pursuant to
Section 2 or Section 3.1, the Company shall not file any such documents with the SEC to which Purchaser shall reasonably object; and (ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registerable Securities;

                 (c) Furnish to Purchaser and each managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as Purchaser or such underwriter may reasonably request in order to facilitate the sale of the Registerable Securities;

                 (d) After the filing of such registration statement, promptly notify Purchaser of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

                 (e) Use its commercially reasonable efforts to qualify such Registerable Securities for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions

(including any foreign country or any political subdivision thereof in which shares of the Company's common stock are then listed) as Purchaser or any underwriter shall reasonably request and use its commercially reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

                 (f) Furnish to each managing underwriter, if any, an opinion of counsel for the Company addressed to each of them, dated as of the date of the closing of the offering of Registerable Securities, and a "comfort" letter or letters signed by the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered by such parties in underwritten public offerings, and use its commercially reasonable efforts to have such opinions and comfort letters addressed to and delivered to Purchaser;

                 (g) Furnish unlegended certificates representing ownership of the Registerable Securities being sold in such denominations as shall be requested by Purchaser or the managing underwriter, if any, provided such request is made at least two (2) business days prior to the closing of the sale of such Registerable Securities;

                 (h) Promptly inform Purchaser (i) in the case of any offering of Registerable Securities in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of an offering abroad of Registerable Securities, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the SEC, any securities exchange, government agency, self regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

                 (i)    Subject to subparagraph (k) below, until the earlier of
(i) such time as all of the Registerable Securities being offered have been disposed of in accordance with the intended method of disposition by Purchaser set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) or
(ii) the expiration of nine (9) months after such registration statement or other offering document becomes effective (unless the offering is a continuous offering of securities under Rule 415, in which case until the earliest of the date the offering is completed and the second anniversary of such effective date), keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the Registerable Securities, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

                 (j) Use its commercially reasonable efforts to have the Registerable Securities listed on any domestic and foreign securities exchanges on which the common stock of the Company is then listed;

                 (k) As promptly as practicable, notify Purchaser at any time when a prospectus relating to the sale of Registerable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Purchaser and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 7.1(i) above by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Purchaser such supplemented or amended prospectus;

                 (l) Make available for inspection during the normal business hours of the Company by Purchaser, any underwriter participating in such offering, and any attorney, accountant or other agent retained by Purchaser or any such underwriter in connection with the sale of Registerable Securities (an "Inspector"), all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; PROVIDED, HOWEVER, that (i) in connection with any such inspection, any such Inspector shall cooperate to the extent reasonably practicable to minimize any disruption to the operation of the Company's business and (ii) any records, information or documents shall be kept confidential by such Inspector, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by a court or administrative order or by applicable law (including, without limitation, the Securities Act);

                 (m) Enter into usual and customary agreements (including an underwriting agreement in usual and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registerable Securities.

                 (n) Make "generally available to its security holders" (within the meaning of Rule 158 of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period;

                 (o) If requested by any managing underwriter or underwriters or the Purchaser, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or Purchaser, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of Registerable Securities being sold by Purchaser to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registerable Securities to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

                 (p) As promptly as practicable after the filing with the SEC of any document that is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to Purchaser; and

                 (q) Cause all such Registerable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not then listed, cause such Registerable Securities to be included in a national automated quotation system.

                 (r) Provide a transfer agent and registrar for all Registerable Securities and a CUSIP number for all such Registerable Securities, in each case not later than the effective date of such registration.

                 (s) Take all other steps necessary to effect the registration of the Registerable Securities contemplated hereby.

         7.2. COVENANT OF STOCKHOLDERS. Purchaser agrees and covenants that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.1(k) above, Purchaser will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until Purchaser receives copies of the supplemented or amended prospectus contemplated by Section 7.1(k) above, and, if so directed by the Company, Purchaser will deliver to the Company all copies, other than permanent file copies, then in Purchaser's possession of the most recent prospectus covering such Registerable Securities at the time of receipt of such notice.

         8. RULE 144 REPORTING. With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC which may permit Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

                 (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

                 (b) Use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) So long as Purchaser owns any Registrable Securities, furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such securities without registration.

         9.      RESTRICTIONS ON PUBLIC SALE.  The Company agrees:

                 (a) Not to effect any public sale or distribution of any securities during the 90-day period commencing on the effective date of a registration statement filed pursuant to Section 3.1, except in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive or benefit plan;

                 (b) That any agreement entered into after the date hereof pursuant to which the Company grants registration rights with respect to the Company's securities shall contain a provision under which holders of such securities agree, to the extent not inconsistent with applicable laws, not to effect any public sale or distribution of any such securities (excluding any sale in accordance with Rule 144 under the Securities Act) during the period commencing with the effective date of a registration statement pursuant to
Section 3.1 through the 90-day period beginning on the date that the registration statement filed pursuant to Section 3.1 becomes effective.

         10. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that Purchaser and Bernau shall furnish to the Company such information regarding themselves, the Registrable Securities held by each of them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

         11. EXPENSES OF REGISTRATION. Except as set forth below, the Company shall bear and pay all expenses incurred in connection with any registration, filing, listing and qualification of Registrable Securities effected pursuant to this Agreement, including, without limitation, all registration, filing, listing and qualification fees, printers' and accounting fees relating or apportionable thereto, rating agency fees, costs of appraisals and other reports, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for each of Purchaser and Bernau selected by Purchaser and Bernau, respectively, but excluding underwriting discounts and commissions relating to Registrable Securities.

         12. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

                 (a) To the extent permitted by law, the Company shall indemnify and hold harmless Purchaser, Bernau, any underwriter (as defined in the Securities Act) for Purchaser or Bernau and each Person, if any, who controls Purchaser or such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the

Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and, subject to the provisions of subsection (c) below, the Company shall pay to Purchaser, Bernau, such underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Purchaser, Bernau or any such underwriter or controlling Person or (B) as a result of the failure of Purchaser, Bernau or any underwriter or controlling Person to deliver a prospectus in connection with the offer and sale of Registrable Securities when legally required to do so.

                 (b) To the extent permitted by law, Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Purchaser expressly for use in connection with such registration; and, subject to the provisions of subsection (d) below, Purchaser shall pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection (b) in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that, in no event shall any indemnity under this subsection (b) exceed the gross proceeds from the offering received by Purchaser.

                 (c) To the extent permitted by law, Bernau shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Bernau expressly for use in connection with such registration; and, subject to the provisions of subsection (d) below, Bernau shall pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection (c) in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Bernau, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that, in no event shall any indemnity under this subsection (c) exceed the gross proceeds from the offering received by Bernau.

                 (d) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together, in the case of the Purchaser or Bernau, with all control Persons who are indemnified parties and, in the case of an underwriter, with all other underwriters and control Persons who are indemnified parties) shall have the right to retain separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party or parties and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 11 to the extent such failure shall be prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 12.

                 (e) The obligations of the Company, Purchaser and Bernau under this Section 12 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         13.1. ASSIGNMENT OF RIGHTS. Subject to Section 13.2 below, the rights of Purchaser and Bernau under this Agreement with respect to any Registerable Securities may be assigned to any person who acquires Registrable Securities from Purchaser and/or Bernau, as the case may be, and thereafter holds Registrable Securities in an amount equal to seven and one-half percent (7 1/2%) of the then outstanding shares of Common Stock of the Company, except that any person who acquires such Registrable Securities (a) pursuant to a public offering registered under the Securities Act, or (b) pursuant to a transfer made in accordance with Rule

144 under the Securities Act (or any similar successor provision) may not be assigned rights hereunder with respect to such Registrable Securities. Notwithstanding the foregoing, rights to cause one or more demand registrations under Section 3.1 may only be assigned if such rights are expressly assigned in writing by Purchaser. Any assignment of registration rights pursuant to this
Section 13.1 shall be effective upon receipt by the Company of written notice from Purchaser or Bernau, as the case may be, (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired Registrable Securities, (iii) if from the Purchaser, stating the number of "requests," as defined in Section 3.2(a) above, being assigned by Purchaser to any assignee, which, in any event, shall not result in the total number of requests to which Purchaser and any assignee together are entitled being greater than three, and (iv) identifying the Registerable Securities with respect to which the rights under this Agreement are being assigned.

         13.2.   SCOPE OF ASSIGNMENT.  The rights of an assignee under Section
13.1 shall be the same rights granted to the Purchaser or to Bernau, as the case may be, under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term "Purchaser" as used herein shall, where appropriate to assign the rights and obligations of Purchaser hereunder to such assignee, be deemed to refer to the assignee. After any such assignment, Purchaser shall retain its rights under this Agreement with respect to all other Registerable Securities owned by Purchaser.

         14.     MISCELLANEOUS.

         14.1. NOTICES. All notices, requests, demands, or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, if delivered by hand, by telecopy or telegram, or three days after deposit in the U.S. mail, postage prepaid, addressed to Purchaser and to the Company as follows:

         Purchaser:               United Breweries of America, Inc.
                                  One Harbor Drive, Suite 102
                                  Sausalito, CA  94965
                                  Attn.:  Vijay Mallya
                                  Facsimile:  (415) 289-1409

         Bernau:                  James W. Bernau
                                  8800 Enchanted Way, S.E.
                                  Turner, OR  97392
                                  Facsimile:  (503) 588-8894

         Company:                 United Craft Brewers, Inc.
                                  One Harbor Drive, Suite 102
                                  Sausalito, CA  94965
                                  Attn.:  Vijay Mallya
                                  Facsimile:  (415) 289-1409

         Copy to: Orrick, Herrington & Sutcliffe LLP Old Federal Reserve Bank Building 400 Sansome Street
                                  San Francisco, CA  94111
                                  Attn.:  Alan Talkington
                                  Facsimile:  (415) 773-5759

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

         14.2. INJUNCTIONS. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

         14.3. SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

         14.4. FURTHER ASSURANCE. Subject to the specific terms of this Agreement, Purchaser, Bernau and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         14.5. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings entered into prior to the execution hereof. Any provision of this Agreement may be amended only with the written consent of the Company and Purchaser. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by or on behalf of the party who might assert such breach.

         14.6. COUNTERPARTS. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

         14.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         14.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto. Except as provided herein, the parties may not assign their rights under this Agreement and the Company may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

         14.9. PARTIES IN INTEREST. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than Purchaser, Bernau and the Company and their respective successors and permitted assigns.

         14.10. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

         14.11. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       UNITED CRAFT BREWERS, INC.


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                       UNITED BREWERIES OF AMERICA, INC.

                                       By:
                                          ------------------------------------
                                       Name:  Vijay Mallya
                                       Title: Chairman

                                       JAMES W. BERNAU

                                       ---------------------------------------

                                    SCHEDULE 2(j)

                              BERNAU PERSONAL GUARANTEES


1. Equipment financing lease of a Krones bottling line by and between Mile High Brewing Company, Inc. and CIT Group/Equipment Financing, Inc. ($600,000 amount financed, $288,000 still owed).

2. Industrial Real Estate Lease dated May 10, 1995, by and between Intrawest Properties Partnership, U.S. and Aviator Ales, Inc. (approximately $5,585 per month for 10 years).

3. Industrial/Commercial Lease dated June 17, 1996, by and between Richard C. Hunsaker, Trustee of the Hunsaker Family Trust and Bayhawk Ales, Inc. (approximately $933.50 per month for 1 1/2 years).

4. Severance Agreement dated August 23, 1996, by and between Willamette Valley, Inc. Microbreweries Across America and Brad Tuski ($60,000 payable pursuant to the Agreement, $34,125 still owed to Mr. Tuski).

5. Line of Credit Agreement dated December 13, 1996, by and between North Country Joint Venture, LLC and Adirondak Trust Company for a $50,000 line of credit.

6. Mr. Bernau has guaranteed License Bonds obtained by the Constituent Corporations from the Ohio Casualty Insurance Company in the aggregate amount of $93,500 in connection with obtaining state liquor permits.